WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
January 25, 2024	Media Contact: Rebecca Acevedo
(215) 253-5566; racevedo@wsfsbank.com

WSFS REPORTS 4Q 2023 EPS OF $1.05 AND ROA OF 1.25%;
REFLECTS STRONG DEPOSIT AND FEE REVENUE GROWTH, NIM OF 3.99%;
FULL YEAR EPS OF $4.40 AND ROA OF 1.33%

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the fourth quarter of 2023.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	4Q 2023	3Q 2023	4Q 2022	2023	2022
Net interest income	$178.1	$182.6	$193.9	$725.1	$662.9
Fee revenue	87.2	72.7	64.9	289.9	260.1
Total net revenue	265.3	255.3	258.8	1,015.0	923.0
Provision for credit losses	24.8	18.4	13.4	88.1	48.1
Noninterest expense	147.6	139.7	132.9	561.6	574.3
Net income attributable to WSFS	63.9	74.2	84.4	269.2	222.4
Pre-provision net revenue (PPNR)(1)	117.7	115.6	125.9	453.3	348.7
Earnings per share (EPS) (diluted)	1.05	1.22	1.37	4.40	3.49
Return on average assets (ROA) (a)	1.25%	1.45%	1.69%	1.33%	1.09%
Return on average equity (ROE) (a)	11.1	12.6	15.7	11.7	9.3
Fee revenue as % of total net revenue	32.8	28.4	25.0	28.5	28.1
Efficiency ratio	55.6	54.6	51.2	55.2	62.1
See “Notes”
GAAP results for the quarterly periods shown included items that are excluded from core results. Below is a summary of the financial effects of these items.

	4Q 2023		3Q 2023		4Q 2022
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Fee revenue	$9.2	$0.11	$(0.8)	$0.01	$(0.6)	$0.01
Noninterest expense	7.9	0.09	0.1	—	0.8	0.01
Income tax(2)	7.1	0.12	(0.2)	—	(0.3)	0.01

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(2) Income tax impacts are presented on an after-tax basis.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, President and CEO, said, "Our fourth quarter operating results reflect the continued optimization of the significant franchise investments leveraging our unique competitive market positioning and diverse business mix. Core EPS(3) of $1.15 and core ROA(3) of 1.36% were driven by growth in deposits and loans as well as record core fee revenue.
"During the quarter, we also realized the benefits of our consumer partnership strategy and recognized a gain from our equity in Spring EQ. A portion of these proceeds were allocated to a contribution of $2.0 million to the WSFS CARES Foundation. We continue to invest in the success of our local communities, consistent with our strategy of “Engaged Associates, living our culture, enriching the Communities we serve."
"We enter 2024 with momentum and a continued focus on franchise growth and capitalizing on the opportunities in our market. I'd like to extend a sincere thank you to our over 2,200 Associates for a highly successful 2023 as they continue to serve our Customers and deliver on our mission: "We Stand for Service."

(3) As used in this press release, core EPS and core ROA are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Notable Items in the Quarter (all excluded from core results):
•Recorded a $9.5 million gain from our investment in Spring EQ, a digital home equity origination platform, reflecting the strength of our partnership strategy. Through our partnership with Spring EQ, we continue to grow our consumer loan portfolio.
•We contributed $2.0 million (pre-tax), or $0.02 per share (after-tax) to the WSFS CARES Foundation to enhance community support activities.
•Recorded an income tax charge of $7.1 million from our decision to surrender $65.5 million of previously acquired Bank Owned Life Insurance (BOLI) policies. This resulted from recent changes in the interest rate environment lowering our yields on these long-term assets and the termination of a stable value protection wrap policy. We expect to deploy the net proceeds from the surrender into higher yielding interest-earning assets or payoff wholesale funding.
•Recorded a $5.1 million expense for the FDIC Special Assessment charged to recover losses to the Deposit Insurance Fund related to the closures of certain banks in 2023.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Highlights for 4Q 2023:
•Core EPS was $1.15 compared to $1.23 for 3Q 2023.
•Core ROA was 1.36% compared to 1.46% for 3Q 2023.
•Customer deposits increased by $525.1 million, or 3% (13% annualized) for the quarter, driven by a $297.3 million increase in trust deposits, $122.5 million in commercial banking and $89.4 million in consumer deposits.
•Core fee revenue (noninterest income)(4) was a record $78.0 million, an increase of $4.6 million, or 6% (not annualized), compared to 3Q 2023.
•Net interest margin of 3.99% compared to 4.08% for 3Q 2023, reflects increasing deposit costs, partially offset by higher loan yields.
•Gross loan growth of 1% (3% annualized) from 3Q 2023 driven primarily by growth in commercial mortgage and our consumer partnerships.
•Total net credit costs were $25.4 million, driven by higher provision on our NewLane and Upstart portfolios, which accounted for 66% of provision costs for the quarter. The ACL coverage ratio was 1.35%, an increase of 7bps from 3Q 2023.
•WSFS Bank capital ratios remain significantly above "well-capitalized" levels, with total risk-based capital of 14.97% and Common Equity Tier 1 of 13.72%.
•WSFS repurchased 241,000 shares of common stock at an average price of $39.39 per share, totaling an aggregate of $9.5 million. The Board of Directors also approved a quarterly cash dividend of $0.15 per share. During the year, WSFS repurchased 1,247,178 shares of common stock, or 2% of shares outstanding, at an average price of $41.52 per share, returning $51.8 million of capital to shareholders.

(4) As used in this press release, core fee revenue (noninterest income) is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Fourth Quarter 2023 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at December 31, 2023 compared to September 30, 2023 and December 31, 2022:

Loans and Leases
(Dollars in millions)	December 31, 2023		September 30, 2023		December 31, 2022
Commercial & industrial (C&I)	$4,443	35%	$4,590	37%	$4,408	37%
Commercial mortgage	3,801	30	3,646	29	3,351	28
Construction	1,036	8	1,043	8	1,044	9
Commercial small business leases	624	5	606	5	559	5
Total commercial loans and leases	9,904	78	9,885	79	9,362	79
Residential mortgage	882	7	873	7	782	7
Consumer	2,012	16	1,957	15	1,811	15
Gross loans and leases	12,798	101%	12,715	101%	11,955	101%
ACL	(186)	(1)	(176)	(1)	(152)	(1)
Net loans and leases	$12,612	100%	$12,539	100%	$11,803	100%
At December 31, 2023, WSFS’ gross loan and lease portfolio increased 83.5 million, or 1% (3% annualized), when compared with September 30, 2023 due to increases of $155.5 million in commercial mortgage, $55.1 million in consumer loans, primarily from Spring EQ home equity loans, and $17.9 million in commercial small business leases, partially offset by a decrease of $146.5 million in C&I as strong originations were outpaced by elevated payoffs and paydowns.
In line with our 2022-2024 Strategic Plan, the C&I portfolio (including owner-occupied real estate) continued to be our largest portfolio at 35% of net loans and leases. Additionally, our total commercial loan and lease portfolio continues to represent a majority of our lending portfolio at 78% of net loans and leases.
Gross loans and leases at December 31, 2023 increased $843.8 million, or 7%, when compared with December 31, 2022. The increase was driven by increases of $450.1 million in commercial mortgage, $201.2 million in consumer loans, primarily from Spring EQ, $100.9 million in residential mortgage, $64.6 million in commercial small business leases, and $35.5 million in C&I.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
The following table summarizes customer deposit balances and composition at December 31, 2023 compared to September 30, 2023 and December 31, 2022:

Customer Deposits
(Dollars in millions)	December 31, 2023		September 30, 2023		December 31, 2022
Noninterest demand	$4,917	30%	$4,913	31%	$5,739	36%
Interest-bearing demand	2,936	18	3,028	19	3,347	21
Savings	1,610	10	1,681	10	2,162	13
Money market	5,175	31	4,560	29	3,731	23
Total core deposits	14,638	89	14,182	89	14,979	93
Customer time deposits	1,784	11	1,715	11	1,102	7
Total customer deposits	$16,422	100%	$15,897	100%	$16,081	100%
Total customer deposits increased $525.1 million, or 3% (13% annualized), when compared with September 30, 2023, primarily driven by a $297.3 million increase in trust deposits, $122.5 million in commercial banking and $89.4 million in consumer deposits.
Customer deposits increased by $341.4 million from December 31, 2022 primarily driven by $236.6 million higher trust deposits.
Our deposit base remains highly diverse, with more than half of our customer deposits, or 55%, from our Commercial, Small Business, Wealth and Trust customer relationships. The loan to deposit ratio(5) was 77% at December 31, 2023, reflecting continued capacity to fund future loan growth.
Core deposits were a strong 89% of total customer deposits, and no- and low-cost checking accounts represented a robust 48% of total customer deposits at December 31, 2023, with a weighted average cost of 40bps for the quarter.

(5) Ratio of net loans and leases to total customer deposits.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	December 31, 2023	September 30, 2023	December 31, 2022
Net interest income before purchase accretion	$174.8	$178.8	$190.0
Purchase accounting accretion	3.3	3.8	3.8
Net interest income	$178.1	$182.6	$193.9

Net interest margin before purchase accretion	3.92%	4.00%	4.40%
Purchase accounting accretion	0.07	0.08	0.09
Net interest margin	3.99%	4.08%	4.49%
Net interest income decreased $4.5 million, or 2% (not annualized), compared to 3Q 2023 and decreased $15.8 million, or 8%, compared to 4Q 2022, primarily due to increasing deposit costs.
Total loan yields were 7.02%, an increase of 10bps compared to 3Q 2023. Total customer deposit costs were 1.62%, an increase of 24bps compared to 3Q 2023 and customer interest-bearing deposit costs were 2.35%, an increase of 30bps compared to 3Q 2023.
Net interest margin decreased 9bps from 3Q 2023 and decreased 50bps from 4Q 2022, primarily due to the reason noted above.

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Asset Quality
The following table summarizes asset quality metrics as of and for the period ended December 31, 2023 compared to September 30, 2023 and December 31, 2022.

(Dollars in millions)	December 31, 2023	September 30, 2023	December 31, 2022
Problem assets(6)	$555.7	$543.4	$462.1
Nonperforming assets	75.8	57.8	43.4
Delinquencies	101.9	110.8	61.2
Net charge-offs	14.7	14.3	7.7
Total net credit costs (recoveries) (r)	25.4	18.2	13.0
Problem assets to total Tier 1 capital plus ACL	23.44%	23.61%	21.44%
Classified assets to total Tier 1 capital plus ACL	17.29	16.11	14.29
Ratio of nonperforming assets to total assets	0.37	0.29	0.22
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	—	0.12
Delinquencies to gross loans (n)	0.80	0.87	0.51
Ratio of quarterly net charge-offs to average gross loans	0.46	0.45	0.26
Ratio of allowance for credit losses to total loans and leases (q)	1.35	1.28	1.17
Ratio of allowance for credit losses to nonaccruing loans	251	306	666
See “Notes”
Overall asset quality metrics remained stable and reflect continued credit normalization from prior favorable levels. Problem assets to total Tier 1 capital plus ACL ratio of 23.44% is flat from September 30, 2023. Delinquencies decreased $8.9 million, or 7bps of gross loans, to $101.9 million, or 80bps, compared to September 30, 2023. Nonperforming assets increased $18.0 million, or 8bps of total assets, compared to September 30, 2023.
Net charge-offs were $14.7 million, or 0.46% (annualized) of average gross loans during the quarter, essentially flat compared to September 30, 2023. Approximately 70% of these charge-offs can be attributed to the Upstart (unsecured consumer loans) and NewLane (commercial small business leasing) portfolios, while the remaining portfolios experienced a decrease in net charge-offs compared to the prior quarter.
Total net credit costs were $25.4 million in the quarter compared to $18.2 million in 3Q 2023. The ACL was $186.1 million as of December 31, 2023, an increase of $10.1 million from September 30, 2023. The ACL coverage ratio was 1.35%, an increase of 7bps from September 30, 2023. The increases in net credit costs and ACL from the prior quarter were primarily due to higher provision on our NewLane, Upstart and CRE-office portfolios.

(6) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Fee Revenue
Fee business, including Wealth Management, Cash Connect®, capital markets and mortgage banking, continue to perform strongly and reflect the investments that have been made to grow our fee businesses. Core fee revenue (noninterest income) increased $4.6 million, or 6% (not annualized), compared to 3Q 2023 to a record of $78.0 million, driven by increases of $2.5 million across all Wealth and Trust business lines and $1.8 million in Cash Connect® driven by ATM vault cash units added during the quarter.
Core fee revenue increased $12.5 million, or 19%, compared to 4Q 2022. The increase was primarily driven by $5.0 million from Cash Connect® due to the addition of ATM vault cash units and the higher rate environment, $5.0 million from Wealth and Trust driven by account growth in Institutional Services and the Bryn Mawr Trust Company of Delaware (BMT-DE) and increases in Assets Under Management (AUM) in Private Wealth Management, and $1.6 million from capital markets.
For 4Q 2023, our core fee revenue ratio(7) was 30.4% compared to 28.6% in 3Q 2023 and 25.2% in 4Q 2022. Fee revenue is a competitive differentiator providing a well-diversified source of revenue with further growth opportunities expected across all sources.

(7) As used in this press release, core fee revenue ratio is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Noninterest Expense(8)
Core noninterest expense of $139.8 million increased $0.2 million, or less than 1% (not annualized), compared to 3Q 2023. The increase was primarily due to $2.6 million in occupancy expenses, $1.4 million in professional fees, and $1.3 million in other miscellaneous expenses. The increase was partially offset by a $4.9 million decrease in salaries and benefits mainly due to a reduction in incentive accruals as well as a one-time reduction of liabilities associated with certain employee benefit plans due to changes in estimates.
Core noninterest expense increased $7.6 million, or 6%, compared to 4Q 2022. The increase was primarily due to $4.5 million from Cash Connect® driven by higher funding costs from the rising interest rate environment, $1.6 million in uninsured losses, $1.6 million in occupancy expenses, and $1.2 million in FDIC expenses (excluding the special assessment), partially offset by a decrease of $3.0 million in salaries and benefits primarily due to the reasons noted above.
Our core efficiency ratio(8) was 54.5% in 4Q 2023, compared to 54.4% in 3Q 2023 and 50.8% in 4Q 2022.
Income Taxes
We recorded a $29.4 million income tax provision in 4Q 2023, compared to $22.9 million in 3Q 2023 and $28.0 million in 4Q 2022.
The effective tax rate was 31.6% in 4Q 2023 compared to 23.6% in 3Q 2023 and 24.9% in 4Q 2022. The increase in effective tax rate for 4Q 2023 compared to 3Q 2023 and 4Q 2022 was primarily driven by the surrender of BOLI policies during the quarter. We recorded $7.1 million of tax expense related to the surrender. Excluding this charge, our 4Q 2023 tax rate was 24.0%.

(8) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Capital Management
Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at December 31, 2023 with WSFS Bank’s Tier 1 leverage ratio of 10.92%, Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.72%, and Total Risk-based capital ratio of 14.97%.
WSFS’ total stockholders’ equity increased $234.8 million, or 10% (not annualized), during 4Q 2023. The increase was primarily due to an increase in accumulated other comprehensive income (AOCI) of $186.7 million driven by market-value increases on investment securities, quarterly earnings of $63.9 million and was partially offset by capital returns of $18.6 million to stockholders, comprising $9.5 million from share repurchases and $9.1 million from quarterly dividends.
WSFS’ tangible common equity(9) increased $238.8 million, or 19% (not annualized), compared to September 30, 2023. WSFS’ common equity to assets ratio was 12.03% at December 31, 2023, and our tangible common equity to tangible assets ratio(9) increased by 103bps during the quarter to 7.52%, primarily due to the reasons described above.
At December 31, 2023, book value per share was $40.93, an increase of $4.00, or 11% (not annualized), from September 30, 2023, and tangible common book value per share(9) was $24.33, an increase of $4.00, or 20% (not annualized), from September 30, 2023.
During 4Q 2023, WSFS repurchased 241,000 shares of common stock for an aggregate of $9.5 million. As of December 31, 2023, WSFS has 5,341,593 shares, or approximately 9% of outstanding shares, remaining to repurchase under its current authorizations. For the year, total capital returned to stockholder through share repurchases and quarterly dividends was $88.5 million.
The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This dividend will be paid on February 23, 2024 to stockholders of record as of February 9, 2024.

(9) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio and tangible common book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth Management
The Wealth Management segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	December 31, 2023	September 30, 2023	December 31, 2022
Net interest income	$18.3	$21.1	$18.7
(Recovery of) provision for credit losses	(0.1)	(0.1)	0.1
Fee revenue	36.0	33.3	31.0
Noninterest expense(10)	26.9	24.5	23.6
Pre-tax income	27.5	30.0	25.9
Performance Metrics
Trust fee revenue (Institutional Services and BMT of DE)	$20.9	$18.5	$17.1
Private wealth management fee revenue	14.5	14.5	13.1
AUM/AUA(11)	84,346	77,560	64,517
Wealth Management fee revenue increased $2.7 million, or 8% (not annualized), from 3Q 2023, primarily due to continued growth in Institutional Services. Total noninterest expense increased $2.4 million compared to 3Q 2023 driven by salaries and benefits, which included the addition of advisors and higher performance-based incentives. Pre-tax income decreased $2.5 million compared to 3Q 2023. The decrease was primarily attributable to lower net interest income of $2.7 million.
Wealth Management fee revenue increased $5.0 million, or 16% (not annualized), compared to 4Q 2022 due to account growth in Institutional Services and BMT-DE and increases in AUM in Private Wealth Management.Pre-tax income increased $1.6 million compared to 4Q 2022, driven by higher fee revenue in Institutional Services, Private Wealth Management, and BMT-DE.
Net AUM of $8.6 billion at the end of 4Q 2023 increased $0.6 billion, or 7% (not annualized), compared to 3Q 2023, and increased $1.0 billion, or 13%. compared to 4Q 2022. AUM balances over the period were primarily impacted by returns in broader equity and fixed income markets.

(10) Includes intercompany allocation of expense and excludes provision for credit losses.
(11) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Customers with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	December 31, 2023	September 30, 2023	December 31, 2022
Net revenue(12)	$19.0	$18.0	$13.9
Noninterest expense(13)	17.4	16.9	12.7
Pre-tax income	1.6	1.1	1.2
Performance Metrics
Cash managed	$1,867	$1,517	$1,717
Number of serviced non-bank ATMs and smart safes	41,695	33,860	33,820
Number of WSFS owned and branded ATMs	590	592	686
ROA	1.17%	0.87%	0.65%
Cash Connect® net revenue increased $1.0 million from 3Q 2023 driven by ATM vault cash units added during the quarter, partially offset by $0.5 million higher noninterest expense due to higher external funding expense. Pre-tax income increased $0.5 million compared to 3Q 2023, driven by higher ATM vault cash volume. ROA increased 30bps to 1.17% compared to 3Q 2023 due to higher net income.
Net Revenue increased $5.1 million and noninterest expense increased $4.7 million compared to 4Q 2022 due to the added units described above and the higher rate environment. Pre-tax income increased $0.4 million compared to 4Q 2022. ROA increased 52bps to 1.17% compared to 4Q 2022 with higher pre-tax income and funding source optimization.
During 4Q 2023, Cash Connect® added 7,638 serviced non-bank ATMs as a result of a large industry participant exiting their ATM cash vault business. Cash Connect® is targeting additional unit growth and positive earnings impact in 2024 as a result of the exit of a large player in the cash logistics business. The additional ATMs contributed to 9% fee revenue growth and higher pre-tax net income compared to 3Q 2023. Cash Connect ended 2023 with approximately $1.9 billion in managed cash.

(12) Includes intercompany allocation of income and net interest income.
(13) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Fourth Quarter 2023 Earnings Release Conference Call
Management will conduct a conference call to review 4Q 2023 results at 1:00 p.m. Eastern Time (ET) on Friday, January 26, 2024. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of December 31, 2023, WSFS Financial Corporation had $20.6 billion in assets on its balance sheet and $84.3 billion in assets under management and administration. WSFS operates from 114 offices, 88 of which are banking offices, located in Pennsylvania (57), Delaware (40), New Jersey (14), Florida (1), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; which could impact market confidence in the Company's operations, the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the discontinued publication of London Inter-Bank Offered Rate (LIBOR) and the continued transition to Secured Overnight Financing Rate (SOFR) as the replacement reference interest rate; the success of the Company's growth plans, including its plans to grow the commercial small business leasing, residential, small business and Small Business Administration (SBA) portfolios and wealth management business; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Customer acceptance of the Company's products and services and related Customer disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth Management divisions; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interaction of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023 and other documents filed by the Company with the Securities and Exchange Commission from time to time.
The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Twelve months ended
(Dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest income:
Interest and fees on loans	$224,760	$218,903	$181,644	$845,271	$582,754
Interest on mortgage-backed securities	26,245	26,654	27,778	107,555	106,606
Interest and dividends on investment securities	2,184	2,180	2,257	8,783	6,899
Other interest income	4,042	3,402	1,414	14,913	7,556
	257,231	251,139	213,093	976,522	703,815
Interest expense:
Interest on deposits	67,319	57,255	14,644	209,820	28,181
Interest on Federal Home Loan Bank advances	213	167	496	5,348	538
Interest on senior and subordinated debt	2,455	2,453	2,307	9,815	8,246
Interest on trust preferred borrowings	1,782	1,764	1,336	6,736	3,482
Interest on other borrowings	7,335	6,898	424	19,700	478
	79,104	68,537	19,207	251,419	40,925
Net interest income	178,127	182,602	193,886	725,103	662,890
Provision for credit losses	24,816	18,414	13,396	88,071	48,089
Net interest income after provision for credit losses	153,311	164,188	180,490	637,032	614,801
Noninterest income:
Credit/debit card and ATM income	17,058	14,869	12,642	59,718	40,088
Investment management and fiduciary revenue	35,475	32,720	30,731	131,050	121,608
Deposit service charges	6,543	6,534	6,326	25,393	24,484
Mortgage banking activities, net	1,119	1,254	742	4,799	7,271
Loan and lease fee income	1,535	1,621	1,818	5,718	6,275
Unrealized gain (loss) on equity investment, net	338	(5)	(8)	329	5,980
Realized gain on sale of equity investment, net	9,493	—	—	9,493	—
Bank-owned life insurance income	675	1,697	1,130	4,642	1,804
Other income	14,969	13,978	11,499	48,729	52,624
	87,205	72,668	64,880	289,871	260,134
Noninterest expense:
Salaries, benefits and other compensation	69,524	74,453	72,492	289,193	283,905
Occupancy expense	12,115	9,529	10,492	42,184	40,885
Equipment expense	11,077	10,563	10,320	42,242	40,994
Data processing and operations expense	4,692	4,867	4,867	19,054	20,876
Professional fees	6,031	4,612	6,212	21,200	18,497
Marketing expense	1,984	2,049	2,245	7,914	7,230
FDIC expenses	7,908	2,534	1,699	15,887	6,098
Loan workout and other credit costs	560	(189)	(401)	852	702
Corporate development expense	282	113	1,070	3,931	42,749
Restructuring expense	557	—	(319)	(230)	22,473
Other operating expenses	32,916	31,158	24,226	119,406	89,917
	147,646	139,689	132,903	561,633	574,326
Income before taxes	92,870	97,167	112,467	365,270	300,609
Income tax provision	29,365	22,904	28,032	96,245	77,961
Net income	63,505	74,263	84,435	269,025	222,648
Less: Net (loss) income attributable to noncontrolling interest	(403)	97	(14)	(131)	273
Net income attributable to WSFS	$63,908	$74,166	$84,449	$269,156	$222,375
Diluted earnings per share of common stock:	$1.05	$1.22	$1.37	$4.40	$3.49
Weighted average shares of common stock outstanding for fully diluted EPS	60,772,603	61,039,317	61,801,612	61,220,647	63,658,611
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Twelve months ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Performance Ratios:
Return on average assets (a)	1.25%	1.45%	1.69%	1.33%	1.09%
Return on average equity (a)	11.12	12.64	15.74	11.70	9.27
Return on average tangible common equity (a)(o)	20.83	23.19	31.12	21.73	16.88
Net interest margin (a)(b)	3.99	4.08	4.49	4.11	3.71
Efficiency ratio (c)	55.56	54.64	51.22	55.24	62.09
Noninterest income as a percentage of total net revenue (b)	32.81	28.42	25.01	28.51	28.12
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022
Assets:
Cash and due from banks	$629,310	$260,200	$332,961
Cash in non-owned ATMs	458,889	345,754	499,017
Investment securities, available-for-sale	3,846,537	3,691,541	4,093,060
Investment securities, held-to-maturity	1,058,557	1,068,871	1,111,619
Other investments	37,533	39,466	55,516
Net loans and leases (e)(f)(l)	12,612,470	12,539,062	11,802,977
Bank owned life insurance	42,762	101,424	101,935
Goodwill and intangibles	1,004,560	1,008,472	1,012,232
Other assets	904,054	986,202	905,438
Total assets	$20,594,672	$20,040,992	$19,914,755
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$4,917,297	$4,913,517	$5,739,647
Interest-bearing deposits	11,505,113	10,983,747	10,341,331
Total customer deposits	16,422,410	15,897,264	16,080,978
Brokered deposits	51,676	89,105	122,591
Total deposits	16,474,086	15,986,369	16,203,569
Federal Home Loan Bank advances	—	—	350,000
Other borrowings	895,076	917,833	376,894
Other liabilities	755,695	901,412	782,406
Total liabilities	18,124,857	17,805,614	17,712,869
Stockholders’ equity of WSFS	2,477,636	2,242,795	2,205,113
Noncontrolling interest	(7,821)	(7,417)	(3,227)
Total stockholders' equity	2,469,815	2,235,378	2,201,886
Total liabilities and stockholders' equity	$20,594,672	$20,040,992	$19,914,755
Capital Ratios:
Equity to asset ratio	12.03%	11.19%	11.07%
Tangible common equity to tangible asset ratio (o)	7.52	6.49	6.31
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.72	13.26	12.86
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.92	10.72	10.29
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.72	13.26	12.86
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	14.97	14.43	13.84
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$74,185	$57,460	$22,802
Troubled debt restructurings (accruing)	—	—	19,737
Assets acquired through foreclosure	1,569	298	833
Total nonperforming assets	$75,754	$57,758	$43,372
Past due loans (h)	$11,584	$14,357	$16,535
Troubled loans	95,268	78,186	—
Allowance for credit losses	186,134	175,996	151,871
Ratio of nonperforming assets to total assets	0.37%	0.29%	0.22%
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	—	0.12
Ratio of allowance for credit losses to total loans and leases (q)	1.35	1.28	1.17
Ratio of allowance for credit losses to nonaccruing loans	251	306	666
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.46	0.45	0.26
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.44	0.43	0.15
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,049,932	$89,474	7.04%	$5,107,501	$90,098	7.01%	$4,920,329	$76,817	6.21%
Commercial real estate loans (s)	4,757,766	85,717	7.15	4,611,968	82,040	7.06	4,334,772	66,428	6.08
Residential mortgage	865,631	10,176	4.70	841,510	10,698	5.09	762,967	8,610	4.51
Consumer loans	1,992,434	38,495	7.67	1,940,418	34,972	7.15	1,753,871	28,843	6.52
Loans held for sale	46,227	898	7.71	54,072	1,095	8.03	56,605	946	6.63
Total loans and leases	12,711,990	224,760	7.02	12,555,469	218,903	6.92	11,828,544	181,644	6.10
Mortgage-backed securities (d)	4,376,102	26,245	2.40	4,602,107	26,654	2.32	4,849,450	27,778	2.29
Investment securities (d)	356,495	2,184	2.72	364,565	2,180	2.64	377,610	2,257	2.85
Other interest-earning assets	291,626	4,042	5.50	251,273	3,402	5.37	145,668	1,414	3.85
Total interest-earning assets	$17,736,213	$257,231	5.76%	$17,773,414	$251,139	5.61%	$17,201,272	$213,093	4.93%
Allowance for credit losses	(179,030)			(173,052)			(147,990)
Cash and due from banks	263,724			277,780			253,031
Cash in non-owned ATMs	396,589			363,131			524,042
Bank owned life insurance	91,769			101,411			100,920
Other noninterest-earning assets	2,009,939			1,922,080			1,945,047
Total assets	$20,319,204			$20,264,764			$19,876,322
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,941,311	$7,966	1.07%	$2,955,613	$7,156	0.96%	$3,356,188	$3,740	0.44%
Savings	1,646,314	1,614	0.39	1,750,809	1,521	0.34	2,232,665	459	0.08
Money market	4,760,003	40,373	3.37	4,499,909	34,639	3.05	3,769,013	8,473	0.89
Customer time deposits	1,763,678	15,766	3.55	1,661,885	12,828	3.06	1,016,827	1,800	0.70
Total interest-bearing customer deposits	11,111,306	65,719	2.35	10,868,216	56,144	2.05	10,374,693	14,472	0.55
Brokered deposits	119,843	1,600	5.30	88,594	1,111	4.98	23,389	172	2.92
Total interest-bearing deposits	11,231,149	67,319	2.38	10,956,810	57,255	2.07	10,398,082	14,644	0.56
Federal Home Loan Bank advances	14,620	213	5.78	11,576	167	5.72	45,967	496	4.28
Trust preferred borrowings	90,606	1,782	7.80	90,557	1,764	7.73	90,410	1,336	5.86
Senior and subordinated debt	218,362	2,455	4.50	218,304	2,453	4.49	248,216	2,307	3.72
Other borrowed funds	635,512	7,335	4.58	604,156	6,898	4.53	78,755	424	2.14
Total interest-bearing liabilities	$12,190,249	$79,104	2.57%	$11,881,403	$68,537	2.29%	$10,861,430	$19,207	0.70%
Noninterest-bearing demand deposits	4,965,356			5,248,931			6,108,618
Other noninterest-bearing liabilities	889,962			813,858			780,336
Stockholders’ equity of WSFS	2,281,076			2,327,853			2,128,869
Noncontrolling interest	(7,439)			(7,281)			(2,931)
Total liabilities and equity	$20,319,204			$20,264,764			$19,876,322
Excess of interest-earning assets over interest-bearing liabilities	$5,545,964			$5,892,011			$6,339,842
Net interest and dividend income		$178,127			$182,602			$193,886
Interest rate spread			3.19%			3.32%			4.23%
Net interest margin			3.99%			4.08%			4.49%
See “Notes”

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Twelve months ended
Stock Information:	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Market price of common stock:
High	$47.97	$45.40	$50.67	$51.77	$56.30
Low	33.12	35.02	41.81	29.59	37.03
Close	45.93	36.50	45.34	45.93	45.34
Book value per share of common stock	40.93	36.93	35.79
Tangible common book value (TBV) per share of common stock (o)	24.33	20.33	19.36
Number of shares of common stock outstanding (000s)	60,538	60,728	61,612
Other Financial Data:
One-year repricing gap to total assets (k)	(0.14)%	0.41%	6.29%
Weighted average duration of the MBS portfolio	5.8 years	6.0 years	5.9 years
Unrealized losses on securities available for sale, net of taxes	$(499,932)	$(678,413)	$(563,532)
Number of Associates (FTEs) (m)	2,229	2,224	2,160
Number of offices (branches, LPO’s, operations centers, etc.)	114	116	119
Number of WSFS owned and branded ATMs	590	592	686
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Represents amortized cost basis for loans, leases and held-to-maturity securities.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans beginning in 2023 and nonaccruing troubled debt restructurings prior to 2023.

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Twelve months ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net interest income (GAAP)	$178,127	$182,602	$193,886	$725,103	$662,890
Core net interest income (non-GAAP)	178,127	182,602	193,886	725,103	662,890
Noninterest income (GAAP)	87,205	72,668	64,880	289,871	260,134
Less/(plus): Unrealized gain (loss) on equity investments, net	338	(5)	(8)	329	5,980
Less: Realized gain on sale of equity investment, net	9,493	—	—	9,493	—
Plus: Visa derivative valuation adjustment	(605)	(750)	(592)	(2,460)	(2,877)
Core fee revenue (non-GAAP)	$77,979	$73,423	$65,480	$282,509	$257,031
Core net revenue (non-GAAP)	$256,106	$256,025	$259,366	$1,007,612	$919,921
Core net revenue (non-GAAP)(tax-equivalent)	$256,523	$256,412	$260,058	$1,009,427	$921,829
Noninterest expense (GAAP)	$147,646	$139,689	$132,903	$561,633	$574,326
Less: FDIC special assessment	5,052	—	—	5,052	—
Less: Corporate development expense	282	113	1,070	3,931	42,749
Less/(plus): Restructuring expense	557	—	(319)	(230)	22,473
Less: Contribution to WSFS CARES Foundation	2,000	—	—	2,000	—
Core noninterest expense (non-GAAP)	$139,755	$139,576	$132,152	$550,880	$509,104
Core efficiency ratio (non-GAAP)	54.5%	54.4%	50.8%	54.6%	55.2%
Core fee revenue ratio (non-GAAP) (b)	30.4%	28.6%	25.2%	28.0%	27.9%

	End of period
	December 31, 2023	September 30, 2023	December 31, 2022
Total assets (GAAP)	$20,594,672	$20,040,992	$19,914,755
Less: Goodwill and other intangible assets	1,004,560	1,008,472	1,012,232
Total tangible assets (non-GAAP)	$19,590,112	$19,032,520	$18,902,523
Total stockholders’ equity of WSFS (GAAP)	$2,477,636	$2,242,795	$2,205,113
Less: Goodwill and other intangible assets	1,004,560	1,008,472	1,012,232
Total tangible common equity (non-GAAP)	$1,473,076	$1,234,323	$1,192,881

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$40.93	$36.93	$35.79
Tangible common book value per share (non-GAAP)	24.33	20.33	19.36
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	12.03%	11.19%	11.07%
Tangible common equity to tangible assets ratio (non-GAAP)	7.52	6.49	6.31

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Twelve months ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income attributable to WSFS	$63,908	$74,166	$84,449	$269,156	$222,375
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	(1,335)	868	1,351	3,391	62,119
Plus: Tax adjustments: BOLI surrender	7,056	—	—	7,056	—
(Plus)/less: Tax impact of pre-tax adjustments	65	(232)	(308)	(764)	(13,809)
Adjusted net income (non-GAAP) attributable to WSFS	$69,694	$74,802	$85,492	$278,839	$270,685

GAAP return on average assets (ROA)	1.25%	1.45%	1.69%	1.33%	1.09%
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	(0.03)	0.02	0.03	0.02	0.30
Plus: Tax adjustments: BOLI surrender	0.14	—	—	0.03	—
(Plus)/less: Tax impact of pre-tax adjustments	—	(0.01)	(0.01)	—	(0.07)
Core ROA (non-GAAP)	1.36%	1.46%	1.71%	1.38%	1.32%

Earnings per share (diluted) (GAAP)	$1.05	$1.22	$1.37	$4.40	$3.49
Plus/(less): Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	(0.02)	0.01	0.02	0.05	0.98
Plus: Tax adjustments: BOLI surrender	0.12	—	—	0.12	—
(Plus)/less: Tax impact of pre-tax adjustments	—	—	(0.01)	(0.02)	(0.22)
Core earnings per share (non-GAAP)	$1.15	$1.23	$1.38	$4.55	$4.25

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$63,908	$74,166	$84,449	$269,156	$222,375
Plus: Tax effected amortization of intangible assets	2,976	2,984	2,925	11,724	11,752
Net tangible income (non-GAAP)	$66,884	$77,150	$87,374	$280,880	$234,127
Average stockholders’ equity of WSFS	$2,281,076	$2,327,853	$2,128,869	$2,300,467	$2,398,871
Less: Average goodwill and intangible assets	1,007,136	1,007,803	1,014,985	1,008,128	1,012,233
Net average tangible common equity	$1,273,940	$1,320,050	$1,113,884	$1,292,339	$1,386,638
Return on average tangible common equity (non-GAAP)	20.83%	23.19%	31.12%	21.73%	16.88%

WSFS Bank Center	WSFS Bank Place	23
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Twelve months ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Calculation of PPNR:
Net income (GAAP)	$63,505	$74,263	$84,435	$269,025	$222,648
Plus: Income tax provision	29,365	22,904	28,032	96,245	77,961
Plus: Provision for credit losses	24,816	18,414	13,396	88,071	48,089
PPNR (non-GAAP)	$117,686	$115,581	$125,863	$453,341	$348,698